UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

SCG FINANCIAL ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Central Expressway Suite 175 Plano, TX	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 543-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

On June 28, 2013, SCG Financial Acquisition Corporation (the “Company”) filed an amendment to its Registration Statement on Form S-1, File No. 333-188413 (the “Form S-1”). The Form S-1 includes the following financial guidance for the Company, which assumes that the offering contemplated by the Form S-1 is successfully completed and the net proceeds of the offering are used as contemplated by the Form S-1:

●	The Company expects its consolidated revenue to be between $76 million and $78 million and its adjusted EBITDA to be between $5 million and $6 million for the year ending December 31, 2013; and

●	The Company expects its consolidated revenue to be between $105 million and $110 million and its adjusted EBITDA to be between $16 million and $18 million for the year ending December 31, 2014.

The Company’s guidance for 2013 reflects its expectations regarding the financial performance of Symon Holdings Corporation (“Symon”) and Reach Media Group Holdings, Inc. (“RMG”), both of which were acquired by the Company in April 2013, on a combined pro-forma basis, as if the Company owned both companies for the full year 2013. The Company expects combined pro-forma adjusted EBITDA to be lower in fiscal year 2013 as a percentage of revenue than it will be in future years as a result of integrating the acquisitions of Symon and RMG and as a result of expenses that the Company has incurred or expects to incur during 2013 for sales and marketing initiatives that it believes will enhance its growth in fiscal year 2014 and beyond. We expect that the waiver we are seeking from our lenders in connection with our proposed use of the proceeds of the offering contemplated by the Form S-1, as discussed under "Use of Proceeds" in the Form S-1, will include, if necessary, revisions to the financial and other covenants contained in our loan documents that will allow us to undertake the growth initiatives we intend to pursue with the proceeds of that offering.

The Company has presented its projected adjusted EBITDA, which is a non-GAAP measure, because many of its investors use this non-GAAP measure to monitor the Company’s performance. This non-GAAP measure should not be considered as an alternative to GAAP measures as an indicator of the Company’s operating performance. The Company defines adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for acquisition-related and integration items; asset impairment charges; purchase price accounting items recorded as part of its acquisitions; and certain other items that the Company believes do not reflect its core operating performance.

With respect to the Company’s expected adjusted EBITDA, reconciliations of GAAP net income to adjusted EBITDA are not provided because the Company cannot provide the reconciliation without unreasonable effort. Because the Company’s fiscal year-end closeout of its financial statements for 2013 and 2014 has not yet occurred, it has not yet finalized its determination of the components of GAAP net income and the other measures used in the reconciliation.

The information under this Item 7.01 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information: A registration statement relating to the Company’s proposed public offering has been filed with the Securities and Exchange Commission but has not yet become effective. The securities described in that registration statement may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. Copies of the prospectus relating to the offering may be obtained from the Company at 500 North Central Expressway, Suite 175, Plano, Texas 75074, or by calling (972) 543-9300.

Safe Harbor for Forward-Looking Statements

Information in this Current Report on Form 8-K regarding the Company’s forecasts, expectations and beliefs, including revenue and adjusted EBITDA guidance for 2013 and 2014, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included herein are based upon information available to the Company as of the date of this Current Report, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the Company’s ability to consummate its proposed public offering of shares of common stock, the de-listing of the Company’s common stock from the Nasdaq Capital Market, the competitive environment in the advertising markets in which the Company operates, general economic conditions, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Form S-1 and subsequent registration statements, amendments or other reports that the Company may file from time to time with the SEC. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 28, 2013
SCG FINANCIAL ACQUISITION CORP.

	By:	/s/ William G. Cole
Name: William G. Cole
Title: Chief Financial Officer

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